SHARE EXCHANGE AGREEMENT


THIS AGREEMENT is made as of the     day of September, 1999.

BETWEEN:

                  ABDE HOLDINGS LTD., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office located at #1107 - 11871 Horseshoe Way Richmond, British Columbia V7A 5H5

                  ("ABDE")

AND:

                  ILINK TELECOM, INC., a body corporate with an office for business located at Suite 1910, 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3

                  (the "Corporation")

WHEREAS:

A. Pursuant to the terms of a Share Purchase Agreement dated February 26, 1999 between the Corporation and ABDE the Corporation acquired all of the issued and outstanding common shares of iLink Telecom (B.C.) Inc. (formerly 579782 B.C. Ltd.) from ABDE in exchange for 145 shares of Series A Convertible Preferred Stock at a price of $1,000 per share (the "Preferred Shares");

B. On March 17, 1999 the Board of Directors of the Corporation approved an amendment to the Corporation's Articles of Incorporation and the Board of Directors adopted a Certificate of Designation regarding the creation of Series A Convertible Preferred Stock;

C.       On March 31, 1999 the Corporation issued to ABDE the Preferred Shares;

D. The Preferred Shares will convert into shares of the Corporation's common stock on the date which is five business days after the effective date of a registration statement covering the shares of the Corporation's Common Stock to be issued upon conversion of the Preferred Shares at the Conversion Rate as defined in the Certificate of Designation; and

E. The Corporation proposes to enter into certain agreements with, inter alia, Voice and Data Network USA, Inc. (the "VDN Agreements") which will require as a condition precedent to closing that there shall be no outstanding capital stock of the Corporation that is senior to the Corporation's Common Stock as to dividends or liquidation preference (other than the Series B Preferred Stock that is to be issued to Voice and Data Network USA, Inc. pursuant to the VDN Agreements).

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NOW THEREFORE THIS AGREEMENT  WITNESSETH THAT in  consideration  of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:


Exchange of Shares

1. The Preferred Shares be and are hereby cancelled and the Corporation shall issue to ABDE in exchange for the Preferred Shares 96,666 shares of the Corporation's Common Stock valued at $1.50 per share, which shares shall be fully paid and non-assessable.

Registration Statement

2. The Corporation shall amend the registration statement filed with the United States Securities and Exchange Commission August 9, 1999 to qualify the resale of the 96,666 shares of Common Stock issued to ABDE hereunder in exchange for the Preferred Shares and shall use its best efforts to make same effective as soon as practicable thereafter.

Counterparts

3. This Agreement may be signed in any number or counterparts or facsimile counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

Independent Legal Advice

4. The parties hereto acknowledge that they have each received independent legal advice with respect to the terms of this agreement and the transactions contemplated herein or have knowingly and willingly elected not to do so. The parties hereto further acknowledge that this agreement has been prepared by Century Capital Management Ltd. as a convenience to the parties only, and that Century Capital Management Ltd. has not provided any of the parties hereto with any professional advice with respect to this agreement.

IN WITNESS WHEREOF the parties have executed this agreement effective as of the day and year first above written.

                                                           ABDE HOLDINGS LTD.


                                                        By:
Witness                                                     Authorized Signatory

Name

Address


                                                           ILINK TELECOM INC.


                                                       By:
Witness                                                     Authorized Signatory

Name

Address




This is page 3 to the Share Exchange Agreement dated September  , 1999 between
ABDE Holdings Ltd. iLink Telecom, Inc.                        --